Exhibit 9.1

Aronson LLC

805 King Farm Boulevard

Suite 300

Rockville, Maryland 20850

September 1, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4(a) of Rise Companies Corp.’s (the “Company”) Form 1-U dated August 28, 2017, and are in agreement with the statements relating only to Aronson LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Aronson LLC

Aronson LLC